Exhibit 4.4

[CyPost KK]



June 30, 2000


                               Letter of Agreement

                Cancellation of loan to CyPost Corporation, U.S.





Provided that CyPost Corporation, US sells CyPost KK to Access Media International, I, Hirofumi Watanabe, President of CyPost KK agree to cancel all of and every part of my loan(s) with CyPost Corporation, U.S. and any and all claims against CyPost Corporation, U.S. without any further consideration or future claim(s) whatsoever as of July 3, 2000 Japanese time.



/s/ Hirofumi Watanabe                          /s/ [illegible]   Yamashita
------------------------------------           ---------------------------------
Hirofumi Watanabe                              Wtness



Jul. 3rd, 2000             /s/ Tokyo Japan
-----------------------------------------------------
date / place




Bureau Toranomon 802, 2-7-16 Toranomon, Minato-Ku, Tokyo, Japan
Tel: 03-3502-0201

[CyPost KK]



June 30, 2000


                               Letter of Agreement

                 Transfer of Shares to CyPost Corporation, U.S.





Provided that CyPost Corporation, US sells CyPost KK to Access Media International, I, Hirmofumi Watanabe, a member of CyPost KK management, agree to return twenty-two (22) of my shares in CyPost KK, Stock to CyPost Corporation, U.S. with no cost or liability to CyPost Corporation, U.S. and without any further consideration or future claim(s) as of July 3, 2000 Japanese time.



/s/ Hirmofumi Watanabe                          /s/ [illegible]   Yamashita
------------------------------------            --------------------------------
Hirmofumi Watanabe                              witness



Jul. 3rd, 2000             /s/ Tokyo Japan
-----------------------------------------------------
date / place





Bureau Toranomon 802, 2-7-16 Toranomon, Minato-Ku, Tokyo, Japan
Tel: 03-3502-0201